                                                                Exhibit 10.2

                                      LEASE

                                    ARTICLE I

                                 REFERENCE DATA

         1.1 SUBJECTS REFERRED TO.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

         (a) Date of this Lease: June 18, 1998

         (b) Premises: The land with the building thereon commonly
                       known as 100 Beacon Street, Worcester,
                       Massachusetts, legally described on Exhibit A.

         (c) Landlord: Brick by Brick Realty, LLC

         (d) Original Address of Landlord: 4 Lantern Lane, Worcester,
                                           Massachusetts 01609

         (e) Tenant: FurnitureSite, Inc., a Delaware corporation

         (f) Original Address of Tenant: 40 Jackson Street, Worcester,
                                         Massachusetts 01608

         (g) Term: The period commencing on the Commencement Date and ending at 11:59 p.m. local time June 30, 2003, with options to extend as set forth in Section 2.3.

         (h) Commencement Date: The date hereof

         (i) Annual Fixed Rent During the Initial Term: $129,500 per year until July 1, 2001; $138,750 from July 1, 2001 until July 1, 2002;
             and $148,000 from July 1, 2002 through June 30, 2003.

             Annual Fixed Rent During the First Extension Term: $157,250 per year from July 1, 2003 until July 1, 2006; $166,500 from July 1, 2006 until July 1, 2007; and $175,750 from July 1, 2007 through June 30, 2008.

             Annual Fixed Rent During the Second Extension Term: $185,000 per year.

         (j) Permitted Uses: Warehouse and office use
         (k) Public Liability Insurance Limits:

                           Bodily Injury:        $1,000,000
                           Property Damage:      $1,000,000

         1.2      EXHIBITS.

The Exhibit listed below in this section is incorporated in this Lease by reference and is to be construed as a part of this Lease:

         EXHIBIT A. Description of Premises.

         1.3 TABLE OF ARTICLES AND SECTIONS.

ARTICLE I

         Reference Data ................................................    1
         1.1   Subjects Referred To ....................................    1
         1.2   Exhibits ................................................    2
         1.3   Table of Articles and Sections ..........................    2

ARTICLE II

         Premises and Term .............................................    5
         2.1   Premises ................................................    5
         2.2   Term ....................................................    5
         2.3   Option to Extend ........................................    5

ARTICLE III

         Condition of Premises .........................................    5
         3.1   As Is ...................................................    5

ARTICLE IV

         Rent ..........................................................    5
         4.1   The Fixed Rent ..........................................    5
         4.2   Additional Rent .........................................    5
               4.2.1  Real Estate Taxes ................................    5


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               4.2.2  Insurance ........................................    6
               4.2.3  Utilities ........................................    8
         4.3   Late Payment of Rent ....................................    8

ARTICLE V

         Landlord's Covenants ..........................................    8
         5.1   Delivery of Possession ..................................    8
         5.2   Landlord's Representation ...............................    8
         5.3   Roof, Exterior Wall, Floor Slab and Structural
                 Component Repair ......................................    8
         5.4   Quiet Enjoyment .........................................    8
         5.5   Hazardous Materials .....................................    9
         5.6   Indemnity ...............................................    9

ARTICLE VI

         Tenant's Additional Covenants .................................    9
         6.1   Affirmative Covenants ...................................    9
               6.1.1  Perform Obligations ..............................   10
               6.1.2  Use ..............................................   10
               6.1.3  Repair and Maintenance ...........................   10
               6.1.4  Compliance with Law ..............................   10
               6.1.5  Tenant's Work ....................................   10
               6.1.6  Indemnity ........................................   10
               6.1.7  Landlord's Right to Enter ........................   12
               6.1.8  Personal Property at Tenant's Risk ...............   12
               6.1.9  Yield Up .........................................   12
         6.2   Negative Covenants ......................................   12
               6.2.1  Assignment and Subletting ........................   12
               6.2.2  Overloading and Nuisance .........................   13

ARTICLE VII

         Casualty or Taking ............................................   13
         7.1   Termination .............................................   13
         7.2   Restoration .............................................   13


ARTICLE VIII

         Defaults ......................................................   13
         8.1   Events of Default .......................................   13
         8.2   Remedies ................................................   14


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         8.3   Remedies Cumulative .....................................   15
         8.4   Landlord's and Tenant's Right to Cure Defaults ..........   15
         8.5   Effect of Waivers of Default ............................   15
         8.6   No Accord and Satisfaction ..............................   15

ARTICLE IX

         Mortgages .....................................................   16
         9.1   Rights of Mortgage Holders ..............................   16
         9.2   Lease Superior or Subordinate to Mortgages ..............   16

ARTICLE X

         Miscellaneous Provisions ......................................   17
         10.1  Notices from One Party to the Other .....................   17
         10.2  Estoppel Certificate ....................................   17
         10.3  Lease not to be Recorded ................................   17
         10.4  Bind and Inure ..........................................   18
         10.5  Acts of God .............................................   18
         10.6  Landlord's Default ......................................   18
         10.7  Brokerage ...............................................   18
         10.8  Approvals and Consent ...................................   18
         10.9  Applicable Law and Construction .........................   18
               10.9.1  Applicable Law ..................................   18
               10.9.2  No Other Agreement ..............................   18
               10.9.3  Titles ..........................................   19
               10.9.4  "Landlord" and "Tenant" .........................   19
         10.10 Submission Not an Offer .................................   19


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                                   ARTICLE II

                                PREMISES AND TERM

         2.1 PREMISES. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

         2.2 TERM. TO HAVE AND TO HOLD for a term beginning on the Commencement Date hereof and continuing for the Term, unless sooner terminated as hereinafter provided.

         2.3 OPTION TO EXTEND. Tenant shall have the right and option to extend the Term for two (2) periods of five (5) years each (the "Extension Terms") by giving written notice to Landlord of its exercise of its option to extend the Term on or before that date which is seven (7) months prior to the expiration of the Term. If either or both of such options are so exercised, all of the terms, conditions, covenants and agreements contained herein shall apply during the Extension Terms, except that the Annual Fixed Rent shall be the amounts set forth in Section 1.1. In the event Tenant exercises the option set forth herein, references to the Term shall include the relevant Extension Term.

                                   ARTICLE III

                              CONDITION OF PREMISES

         3.1 AS IS. Tenant accepts the Premises in their "as is" condition as of the date of this Lease, subject to the provisions of Article V.

                                   ARTICLE IV

                                      RENT

         4.1 THE FIXED RENT. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, in equal installments of 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

         4.2 ADDITIONAL RENT. In order that the Fixed Rent shall be net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, taxes, betterment assessments, insurance costs, and utility charges with respect to the Premises as provided in this Section 4.2 as follows:

             4.2.1 REAL ESTATE TAXES. Tenant shall pay, directly to the authority charged with collection thereof: (i) all real property taxes, assessments, levies, fees, water and sewer rents and charges which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against the Premises and (ii) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). If any tax or assessment levied against the Premises may legally be paid in




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installments, Tenant may elect to pay such tax or assessment in installments.
For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant no later than the last date on which the same may be paid without interest or penalty; provided that for any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 20 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period.

If Tenant shall deem itself aggrieved by any such tax or assessment, and shall elect to contest the payment thereof, Tenant may make such payment under protest or, if postponement of such payment will not jeopardize Landlord's title to the Premises nor prejudice Landlord's rights with respect to abatement proceedings, Tenant may postpone the same.

         Either party paying any tax or assessment shall be entitled to recover, receive and retain for its own benefit all abatements and refunds related thereto, unless it has previously been reimbursed by the other party. Any abatement or refund related to a tax or assessment the payment of which was apportioned between the parties shall be first applied to the costs of securing such abatement or refund, and the balance shall be apportioned in like manner. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Notwithstanding any other provision of this Lease to the contrary, neither party paying any tax or assessment shall make such payment in such an amount, in such a manner, or at such a time as would prejudice any abatement proceeding.

Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease.

             4.2.2 INSURANCE. Tenant shall take out and maintain throughout the Term the following insurance protecting Landlord as a named insured and with such additional insureds as Landlord from time to time may designate by notice to Tenant:


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                 4.2.2.1 All-risk insurance covering all buildings and
improvements now existing or hereafter erected upon the Premises, and all equipment and fixtures installed in or used in connection with the Premises, with such additional endorsements as may be necessary to include coverage for vandalism and malicious conduct, floods, water damage and debris removal and demolition, with a co-insurance provision of 80% or an agreed amount clause, in an amount equal to the replacement cost of all such buildings, improvements, equipment and fixtures (but not less than the agreed amount if coverage is pursuant to an agreed amount clause) as such replacement cost may be determined from time to time.

                 4.2.2.2 Commercial general liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on or about the Premises or on the sidewalk or ways adjoining the Premises, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                 4.2.2.3 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require.

                 4.2.2.4 All policies required under this Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the Term hereof and evidence of each renewal policy at least 20 days prior to the expiration of the policy it renews. Each such policy shall be non-cancelable with respect to the interest of Landlord and the holders of any mortgages on the Premises without at least 20 days' prior written notice thereto.

                 4.2.2.5 All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled


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to have duplicates or certificates of any policies containing such provisions.
Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

             4.2.3 UTILITIES. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due.

         4.3 LATE PAYMENT OF RENT. If any installment of Fixed Rent or payment of Additional Rent is paid more than twenty (20) days after the date the same was due, it shall bear interest from the due date at the prime rate published in THE WALL STREET JOURNAL, as it may be adjusted from time to time, plus two percent per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

                                    ARTICLE V

                              LANDLORD'S COVENANTS

Landlord covenants:

         5.1 DELIVERY OF POSSESSION. Landlord covenants and agrees to deliver possession of the Premises to Tenant on the Commencement Date free and clear from all tenancies, occupancies, claims or rights to possession of persons other than the rights of Landlord and Tenant under this Lease.

         5.2 LANDLORD'S REPRESENTATION. Landlord represents and warrants that, both on the date this Lease is executed and on the Commencement Date, the Premises may be used as of right for a warehouse and office uses and are and will be in compliance with all applicable federal, state and local environmental laws and regulations, the Americans with Disabilities Act and the applicable state or local building code, and free and clear from all orders, notices and violations filed or entered by any public or quasi-public authority, and from complaints or reports of violations, noted or existing in or filed with any federal, state, county or local authority and that the sanitary system serving the Premises is in good working order and in compliance with all laws and regulations.

         5.3 ROOF, EXTERIOR WALL, FLOOR SLAB AND STRUCTURAL COMPONENT REPAIR. To make such repairs to the roof, exterior walls, other structural components, floor slabs, and parking areas and facilities as may be necessary to keep them in good order, repair and condition and in compliance with applicable laws, codes and regulations.

         5.4 QUIET ENJOYMENT. That Tenant on paying the Fixed Rent and additional rent and performing the tenant obligations in this Lease shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.


                                      -8-
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         5.5 HAZARDOUS MATERIALS. Landlord shall defend, indemnify and hold Tenant harmless from and against all loss, cost, expense or damages Tenant, its stockholders, officers, directors or employees (herein, "Indemnified Parties") may suffer or incur as a result of the discharge, release, generation, storage or disposal of any Hazardous Materials on or about the Premises or on any property adjacent thereto prior to the commencement of the Term of this Lease. For purposes of this Lease Hazardous Materials shall mean all oil and petroleum products and all hazardous or toxic substances, all substances which, because of their quantitative concentration, or their chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls
(PCBs) and chemical, biological and radioactive wastes, and any other substances or any hazardous or toxic wastes or substances which are included under or regulated by any Environmental Laws.

For purposes of this Lease Environmental Laws shall mean all federal, state or local laws, rules and regulations (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time), and all judicial or decisional law, pertaining to Hazardous Materials, environmental regulations contamination by Hazardous Materials, clean-up of Hazardous Materials or disclosures relating to Hazardous Materials, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. ("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 ("SARA"); Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq. ("TSCA"); and all state superlien or environmental clean-up or disclosure statutes in the state in which the Mortgage Property is located.

         5.6 INDEMNITY. Landlord shall defend all actions against all Indemnified Parties with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death or any person, or damage to or loss of property, on or about the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof caused by the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, (ii) violation by Landlord of this Lease, or (iii) any act, fault, omission, or other misconduct of Landlord or its agents or contractors.

                                    ARTICLE VI

                          TENANT'S ADDITIONAL COVENANTS

         6.1 AFFIRMATIVE COVENANTS. Tenant covenants at its sole expense at all times during the Term and for such prior or subsequent time as Tenant occupies the Premises or any part thereof:


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             6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the
obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

             6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense.

             6.1.3 REPAIR AND MAINTENANCE. Except as otherwise provided in Articles V and VII, to keep the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear, fire and other casualty only excepted; to maintain in good condition all lawns and planted areas and keep in good repair and clean and neat and free of snow and ice all surfaced roadways, walks, and parking and loading areas; and to make all repairs and to do all other work necessary for the foregoing purposes. Notwithstanding the foregoing, in no event shall Tenant be required to make any repair or replacement which would be considered capital in nature under generally accepted accounting principles, and Landlord shall make all such repairs or replacements promptly after receipt of written notice from Tenant.

             6.1.4 COMPLIANCE WITH LAW. To make all non-structural, non-capital repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety equipment required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, and the condition, use or occupancy thereof, except that Tenant may defer compliance so long as the validity of any such order, regulation, code, ordinance or law shall be contested by Tenant in good faith and by appropriate legal proceedings. Notwithstanding the foregoing, Landlord shall make such repairs, alterations or replacements, shall furnish such safety equipment, and shall otherwise bring the Premises into compliance with all applicable laws as of the commencement of the Term of this Lease.

             6.1.5 TENANT'S WORK. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to require such contractors employed by Tenant to carry workmen's compensation insurance in accordance with statutory requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

             6.1.6 INDEMNITY. Tenant shall defend all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages on the Premises and any other party having an interest in the Premises (herein, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against any and all liabilities, losses,

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damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from
(i) injury to or death of any person, or damage to or loss of property, on or about the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, unless such injury, death or damage was caused by the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, (ii) violation by Tenant of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

             6.1.7 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter the Premises at reasonable times after reasonable notice to examine the Premises, to make such repairs and replacements as Landlord may elect or as Landlord may be required to perform hereunder, and to show the Premises to prospective purchasers, lenders and tenants, and, during the last six months of the Term, to keep affixed in suitable places notices of availability of the Premises.

             6.1.8 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person for any injury, loss, damage or liability caused by Landlord's negligence or willful misconduct.

             6.1.9 YIELD UP. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all furnishings, fixtures, equipment and other personal property now or hereafter located in the Premises, and to deliver and yield up the Premises broom-clean and in the same condition the Premises are in as of the Commencement Date, reasonable wear and tear, fire and other casualty excepted.

         6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

             6.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, unless, in each instance the prior written consent of Landlord thereto shall have been obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing Tenant may assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association, limited liability company or other business or organization (x) directly or indirectly controlling and beneficially owning Tenant, (y) directly or indirectly controlled by and beneficially owned by Tenant, or (z) under common control with Tenant, or to any successor of Tenant by merger, consolidation or acquisition of substantially all of the stock or assets of Tenant, without the prior written consent of Landlord.

If for any assignment or sublease or occupancy by another, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, after payment of any expenses incurred in connection therewith, in excess of the rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, after deducting all expenses of such transaction including, without limitation, brokerage and legal fees and demising walls and other leasehold improvements, Tenant shall pay to Landlord, as Additional Rent, 50% of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Section 6.2.1, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublessee or occupant shall in any way impair Tenant's continuing primary liability (which after an assignment or subletting shall be joint and several with the assignee or sublessee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

             6.2.2 OVERLOADING AND NUISANCE. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; not to dump, flush, or in any way introduce any Hazardous Materials or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises in violation of law; not to generate, store, use or dispose of Hazardous Materials in or on the Premises in violation of law, or commit or suffer to be committed in or on the Premises any act in violation of law.

                                   ARTICLE VII

                               CASUALTY OR TAKING

         7.1 TERMINATION. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Tenant. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice within 30 days after the right of election accrues.

         7.2 RESTORATION. If this Lease is not terminated as aforesaid, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence.

                                   ARTICLE VIII

                                    DEFAULTS

         8.1 EVENTS OF DEFAULT. If (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for 20 days after notice from Landlord designating such default or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) Tenant becomes insolvent or fails to pay its debts as they fall due, or (c) a trust mortgage or assignment is made by Tenant for the benefit of creditors, or (d) Tenant proposes a composition, arrangement, reorganization or recapitalization with creditors, or (e) the leasehold estate under this Lease or any substantial part of the property of Tenant is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance, or (f) a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant, and, in either case, if such appointment or taking of possession is not terminated within 90 days after it first occurs, or (g) a petition is filed by or with the consent of Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (h) a petition is filed against Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within 90 days thereafter, or (i) Tenant dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate.

         8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term, discounted to present value using the then current discount rate of the Federal Reserve Bank of Boston. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with the portion of any amount paid to Landlord as compensation as in this Section 8.2 provided, allocable to the corresponding portion of the Term and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord shall use reasonable efforts to relet the Premises and to mitigate damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or

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rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

         8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         8.4 LANDLORD'S AND TENANT'S RIGHT TO CURE DEFAULTS. Either Landlord or Tenant may, but shall not be obligated to, cure, at any time, following 10 days' prior notice to the other party hereto, except in cases of emergency when no notice shall be required, any default by the other party hereto under this Lease; and whenever the non-defaulting party so elects, all costs and expenses incurred by such non-defaulting party, including reasonable attorneys' fees, in curing a default shall be paid by the defaulting party on demand, together with interest thereon at the rate provided in Section 4.3. In the event Landlord fails to reimburse any such amount paid by Tenant within ten (10) days after demand, Tenant shall have the right to offset such amount against the Fixed Rent and Additional Rent payable by Tenant hereunder.

         8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         8.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                   ARTICLE IX


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


                                    MORTGAGES

         9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.3, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 30 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

         9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or mortgages secured by the Premises, and to any and all advances hereafter made thereunder, and to the interest of the holder or holders thereof in the Premises. The holder of any such presently existing mortgage shall have the election to subordinate the same to this Lease, exercisable by filing with the appropriate recording office a notice of such election, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage.

Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice or short form referred to in Section 10.3, or the date of this Lease if no such notice or short form is required under applicable law to impart constructive notice to third parties, shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office (a) a notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 9.2.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given on the third day after the same was mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand or by nationally recognized overnight courier service.

         10.2 ESTOPPEL CERTIFICATE. Each party agrees from time to time, upon not less than fifteen (15) days' prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, and if Landlord is the requesting party that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and additional rent and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), the dates to which the Fixed Rent, additional rent and other charges have been paid and such other matters relating to the Lease as may be reasonably requested. Any such statement delivered pursuant to this Section 10.2 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises, or by a prospective assignee of Tenant's interest in this Lease, as the case may be.

         10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

         10.4 BIND AND INURE. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant, or such additional time as is reasonably required with the exercise of reasonable diligence to correct any such default, after notice has been given by Tenant to Landlord specifying the nature of Landlord's default.

         10.7 BROKERAGE. Landlord and Tenant each warrants and represents to the other party hereto that it has had no dealings with any broker or agent in connection with this Lease and covenants to defend, hold harmless and indemnify the other party hereto from and against any and all cost, expense or liability for any breach of the foregoing representation.

         10.8 APPROVALS AND CONSENT. Whenever the consent or approval of either party is required hereunder, the same shall not be unreasonably withheld or delayed.

         10.9 APPLICABLE LAW AND CONSTRUCTION.

             10.9.1 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

             10.9.2 NO OTHER AGREEMENT. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

             10.9.3 TITLES. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

             10.9.4 "LANDLORD" AND "TENANT". Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively.

         10.10 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

WITNESS the execution hereof under seal as of the day and year set forth in
Section 1.1.

                                          Landlord:

                                          Brick by Brick Realty, LLC

                                          By: /s/ Steven Rothschild
                                              --------------------------------
                                               Name:  Steven Rothschild
                                               Title: Manager

                                         Tenant:

                                         FurnitureSite, Inc.

                                         By: /s/ Steven Rothschild
                                            -----------------------------------
                                               Name: Steven Rothschild
                                               Title: CEO